HEI Exhibit 99

NEWS RELEASE
August 8, 2022
Contact:	Julie R. Smolinski	Telephone: (808) 543-7300
	Vice President, Investor Relations & Corporate Sustainability	E-mail: ir@hei.com
HEI REPORTS SECOND QUARTER 2022 RESULTS

2Q22 Net Income of $52.5M and Diluted Earnings Per Share (EPS)1 of $0.48
Utility Performing Well Despite Inflationary Environment
Bank Results Reflect Strong Loan Growth, Expanding Net Interest Margin, Favorable Credit Trends and More Normalized Provision

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the second quarter of 2022 of $52.5 million and EPS of $0.48 compared to $63.9 million and EPS of $0.58 for the second quarter of 2021. The lower net income was due primarily to the prior year’s negative provision for credit losses at American Savings Bank, and the return to a more normalized provision expense due to strong loan growth.
“Our consolidated second quarter results reflect solid performance across our enterprise,” said Scott Seu, HEI president and CEO. “The utility continues to execute well under performance-based regulation, and will continue to focus on cost control to moderate the impacts of inflation and high fuel costs on customer bills. We did see higher maintenance expenses due to purposeful acceleration of work on our generating units to reduce downtimes and ensure reliable service to our customers as we completely transition off of coal and one of the largest power plants in the state on September 1. Our bank results reflect good execution from the team and an earnings level that is driven by a more normalized provision in comparison to recent periods. The bank saw strong loan growth during the quarter, and credit quality is trending favorably. Our bank continues to progress its digital transformation, and launched Zelle during the quarter, providing a fast and easy way for customers to send and receive money.
“We know that our communities and customers are feeling financially challenged, and we are continuing to provide options to help manage their utility bills, while our bank continues working to help meet customers’ financial needs,” said Seu.

1 Unless otherwise indicated, throughout this release earnings per share (EPS) refers to diluted earnings per share.

HAWAIIAN ELECTRIC COMPANY (HAWAIIAN ELECTRIC) EARNINGS2
Hawaiian Electric’s net income for the second quarter of 2022 was $44.1 million, compared to $41.9 million in the second quarter of 2021, with the increase primarily driven by the following after-tax items:
•$7 million higher Annual Revenue Adjustment revenues;
•$1 million related solely to a change in the timing for revenue recognition within the year for Maui County operations that eliminates seasonality in recognizing target revenues and results in recognizing revenues evenly throughout the year, with target revenues recognized on an annual basis remaining unchanged; and
•$1 million in higher major project interim recovery revenues related to grid modernization.
These items were partially offset by the following after-tax items:
•$5 million in higher operations and maintenance expenses, including $6 million driven by more generating facility overhauls and maintenance performed and $1 million related to higher bad debt expense, partially offset by $2 million in lower expenses compared to last year from (i) last year’s write-off due to termination of an agreement relating to a combined heat and power unit and (ii) higher 2021 expenses for environmental reserves;
•$1 million higher depreciation expense due to increasing investments to integrate more renewable energy and improve customer reliability and system efficiency; and
•$1 million in higher interest expense.

AMERICAN SAVINGS BANK (ASB) EARNINGS
ASB’s second quarter of 2022 net income was $17.5 million, compared to $23.9 million in the first quarter of 2022 and $30.3 million in second quarter of 2021. The decrease in net income compared to the linked and prior year quarters primarily reflected a return to a more normalized provision due to strong loan growth, following five consecutive quarters of provision releases.
Total earning assets as of June 30, 2022 were $8.7 billion, up 2.6% from December 31, 2021.
Total loans were $5.4 billion as of June 30, 2022, up 4.2% from December 31, 2021, reflecting growth across nearly the entire portfolio and driven by strong growth in commercial real estate loans.
Total deposits were $8.3 billion as of June 30, 2022, an increase of 1.0% from December 31, 2021. For the second quarter of 2022, the average cost of funds was 0.05%, flat versus the linked quarter and down two basis points versus the same quarter last year.
2 Note: Utility amounts indicated as after-tax in this earnings release are based upon adjusting items using a current year composite statutory tax rate of 25.75%.

ASB’s return on average equity3 for the second quarter of 2022 was 12.2%, compared to 13.7% in the linked quarter and 16.8% in the second quarter of 2021. Return on average assets was 0.76% for the second quarter of 2022, compared to 1.04% in the linked quarter and 1.38% in the same quarter last year.
In the second quarter of 2022, ASB paid dividends of $12.0 million to HEI. ASB had a Tier 1 leverage ratio of 7.7% as of June 30, 2022.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $9.1 million in the second quarter of 2022 compared to $8.3 million in the second quarter of 2021. The higher net loss was primarily due to higher interest expense, principally due to higher borrowings, and higher general and administrative expenses, including higher charitable contributions (due to timing), partially offset by increased charitable contribution expense in the second quarter of 2021 related to a settlement agreement associated with an executive transition.

BOARD DECLARES QUARTERLY DIVIDEND
On August 4, 2022, HEI announced that the Board of Directors declared a quarterly cash dividend of $0.35 per share, payable on September 9, 2022 to shareholders of record at the close of business on August 18, 2022 (ex-dividend date is August 17, 2022). This quarterly dividend is equivalent to an annual rate of $1.40 per share. Dividends have been paid on an uninterrupted basis since 1901. At the indicated annual dividend rate and based on the closing price per share on August 4, 2022 of $42.51, HEI’s dividend yield is 3.3%.

WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND 2022 GUIDANCE
HEI will conduct a webcast and conference call to review its consolidated results and
2022 earnings guidance and outlook on Monday, August 8, 2022 at 10:15 a.m. Hawaii time (4:15 p.m. Eastern).
To listen to the conference call, dial 1-844-200-6205 (U.S.) or +1-929-526-1599 (international) and enter passcode 638186. Parties may also access presentation materials and/or listen to the conference call by visiting the conference call link on HEI’s website at www.hei.com under “Investor Relations,” sub-heading “News and Events — Events and Presentations.”
3 Bank return on average equity calculated using daily average common equity.

A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. An audio replay will also be available about two hours after the event through August 22, 2022. To access the audio replay, dial 1-866-813-9403 (U.S.) or +44-204-525-0658 (international) and enter passcode 484022.
HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included in the Investor Relations section of the website. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and ASB’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Investors may sign up to receive e-mail alerts via the “Investor Relations” section of the website. The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference.
Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms to review documents filed with, and issued by, the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.

ABOUT HEI
The HEI family of companies provides the energy and financial services that empower much of the economic and community activity of Hawaii. HEI’s electric utility, Hawaiian Electric, supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy. Its banking subsidiary, ASB, is one of Hawaii’s largest financial institutions, providing a wide array of banking and other financial services and working to advance economic growth, affordability and financial fitness. HEI also helps advance Hawaii’s sustainability goals through investments by its non-regulated subsidiary, Pacific Current. For more information, visit www.hei.com.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2021 and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, ASB and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended June 30		Six months ended June 30
(in thousands, except per share amounts)	2022	2021	2022	2021
Revenues
Electric utility	$818,873	$601,879	$1,527,665	$1,166,743
Bank	75,324	77,260	150,439	154,391
Other	1,410	1,118	2,571	2,069
Total revenues	895,607	680,257	1,680,675	1,323,203
Expenses
Electric utility	747,719	534,195	1,382,916	1,029,945
Bank	53,401	37,454	98,486	79,289
Other	7,819	6,752	13,329	14,082
Total expenses	808,939	578,401	1,494,731	1,123,316
Operating income (loss)
Electric utility	71,154	67,684	144,749	136,798
Bank	21,923	39,806	51,953	75,102
Other	(6,409)	(5,634)	(10,758)	(12,013)
Total operating income	86,668	101,856	185,944	199,887
Retirement defined benefits credit—other than service costs	1,246	1,216	2,489	3,651
Interest expense, net—other than on deposit liabilities and other bank borrowings	(24,965)	(23,317)	(49,314)	(47,053)
Allowance for borrowed funds used during construction	798	812	1,576	1,559
Allowance for equity funds used during construction	2,470	2,377	4,879	4,568
Gain on sales of investment securities, net and equity-method investment	—	—	8,123	528
Income before income taxes	66,217	82,944	153,697	163,140
Income taxes	13,203	18,599	31,043	33,964
Net income	53,014	64,345	122,654	129,176
Preferred stock dividends of subsidiaries	473	473	946	946
Net income for common stock	$52,541	$63,872	$121,708	$128,230
Basic earnings per common share	$0.48	$0.58	$1.11	$1.17
Diluted earnings per common share	$0.48	$0.58	$1.11	$1.17
Dividends declared per common share	$0.35	$0.34	$0.70	$0.68
Weighted-average number of common shares outstanding	109,432	109,282	109,397	109,252
Weighted-average shares assuming dilution	109,662	109,515	109,714	109,557
Net income (loss) for common stock by segment
Electric utility	$44,135	$41,901	$90,544	$85,259
Bank	17,466	30,284	41,336	59,840
Other	(9,060)	(8,313)	(10,172)	(16,869)
Net income for common stock	$52,541	$63,872	$121,708	$128,230
Comprehensive income (loss) attributable to HEI	$(35,299)	$80,344	$(83,291)	$100,686
Return on average common equity (%) (twelve months ended)			10.4	10.5

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended June 30		Six months ended June 30
($ in thousands, except per barrel amounts)	2022	2021	2022	2021
Revenues	$818,873	$601,879	$1,527,665	$1,166,743
Expenses
Fuel oil	269,655	139,136	490,941	266,563
Purchased power	218,085	162,465	381,618	304,761
Other operation and maintenance	124,892	118,142	250,149	232,712
Depreciation	58,739	57,381	117,210	114,736
Taxes, other than income taxes	76,348	57,071	142,998	111,173
Total expenses	747,719	534,195	1,382,916	1,029,945
Operating income	71,154	67,684	144,749	136,798
Allowance for equity funds used during construction	2,470	2,377	4,879	4,568
Retirement defined benefits credit—other than service costs	991	1,020	1,981	2,041
Interest expense and other charges, net	(18,800)	(17,995)	(37,126)	(35,978)
Allowance for borrowed funds used during construction	798	812	1,576	1,559
Income before income taxes	56,613	53,898	116,059	108,988
Income taxes	11,979	11,498	24,517	22,731
Net income	44,634	42,400	91,542	86,257
Preferred stock dividends of subsidiaries	229	229	458	458
Net income attributable to Hawaiian Electric	44,405	42,171	91,084	85,799
Preferred stock dividends of Hawaiian Electric	270	270	540	540
Net income for common stock	$44,135	$41,901	$90,544	$85,259
Comprehensive income attributable to Hawaiian Electric	$44,186	$41,936	$90,646	$85,328
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,506	1,514	2,954	2,942
Hawaii Electric Light	261	256	515	501
Maui Electric	264	256	519	492
	2,031	2,026	3,988	3,935
Average fuel oil cost per barrel	$139.51	$73.58	$120.54	$68.59
Return on average common equity (%) (twelve months ended)[1]			8.2	8.9
1 Simple average.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Six months ended June 30
(in thousands)	June 30, 2022	March 31, 2022	June 30, 2021	2022	2021
Interest and dividend income
Interest and fees on loans	$48,129	$46,005	$51,026	$94,134	$100,973
Interest and dividends on investment securities	14,693	13,984	11,040	28,677	19,713
Total interest and dividend income	62,822	59,989	62,066	122,811	120,686
Interest expense
Interest on deposit liabilities	921	947	1,281	1,868	2,743
Interest on other borrowings	139	5	23	144	50
Total interest expense	1,060	952	1,304	2,012	2,793
Net interest income	61,762	59,037	60,762	120,799	117,893
Provision for credit losses	2,757	(3,263)	(12,207)	(506)	(20,642)
Net interest income after provision for credit losses	59,005	62,300	72,969	121,305	138,535
Noninterest income
Fees from other financial services	4,716	5,587	5,464	10,303	10,537
Fee income on deposit liabilities	4,552	4,691	3,904	9,243	7,767
Fee income on other financial products	2,529	2,718	2,201	5,247	4,643
Bank-owned life insurance	(142)	681	1,624	539	4,185
Mortgage banking income	372	1,077	1,925	1,449	6,225
Gain on sale of real estate	—	1,002	—	1,002	—
Gain on sale of investment securities, net	—	—	—	—	528
Other income, net	475	372	76	847	348
Total noninterest income	12,502	16,128	15,194	28,630	34,233
Noninterest expense
Compensation and employee benefits	27,666	27,215	27,670	54,881	55,707
Occupancy	5,467	5,952	5,100	11,419	10,069
Data processing	4,484	4,151	4,533	8,635	8,884
Services	2,522	2,439	2,475	4,961	5,337
Equipment	2,402	2,329	2,394	4,731	4,616
Office supplies, printing and postage	1,073	1,060	978	2,133	2,022
Marketing	934	1,018	665	1,952	1,313
FDIC insurance	891	808	788	1,699	1,604
Other expense	3,959	3,241	3,568	7,200	6,122
Total noninterest expense	49,398	48,213	48,171	97,611	95,674
Income before income taxes	22,109	30,215	39,992	52,324	77,094
Income taxes	4,643	6,345	9,708	10,988	17,254
Net income	$17,466	$23,870	$30,284	$41,336	$59,840
Comprehensive income (loss)	$(71,369)	$(98,571)	$47,283	$(169,940)	$31,085
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.76	1.04	1.38	0.90	1.39
Return on average equity	12.17	13.70	16.76	13.01	16.40
Return on average tangible common equity	14.20	15.53	18.92	14.95	18.48
Net interest margin	2.85	2.79	2.98	2.82	2.97
Efficiency ratio	66.52	64.14	63.42	65.32	62.89
Net charge-offs to average loans outstanding	0.00	0.01	0.04	0.01	0.11
As of period end
Nonaccrual loans to loans receivable held for investment	0.40	0.72	1.03
Allowance for credit losses to loans outstanding	1.28	1.30	1.51
Tangible common equity to tangible assets	4.9	5.8	7.5
Tier-1 leverage ratio	7.7	7.8	8.0
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$12.0	$15.0	$23.0	$27.0	$28.0
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.